UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 13, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of directors or Principal Officer; election of Directors; Appointment of Principal Officers.

The Board of Directors designated Fred Angelopoulos, currently the Company’s Chief Executive Officer, as Chief Financial Officer (Acting), upon the resignation of Kristin Bowman in this role effective June 13, 2006. The Company and Mr. Angelopoulos have not entered into an employment agreement or other formal agreement relating to his service as Chief Financial Officer, and the terms of the Executive Employment Agreement dated March 31, 2005 by and between Mr. Angelopoulos and the company shall continue to govern the employment relationship between the parties. A copy of the Executive Employment Agreement is filed as Exhibit 10.1 to the Company’s Registration Statement on Form SB-2 filed on May 30, 2006.

Mr. Angelopoulos, age 47, has served as the Chief Executive Officer of PureDepth, Inc. since April 2005, and has continued in that capacity with the Company since the March 31, 2006 merger transaction. Prior to that, he served as the PureDepth Group's Vice President of Global Sales and General Manager for the Americas from May 2004 to April 2005. From 1998 to 2002, Mr. Angelopoulos served as the Chief Executive Officer of Pulse Entertainment, where he helped secure over $45 million in venture funding for that company and established partnerships with companies such as Warner Bros., NBC, IBM, SBC and BMG Music Group, helping Pulse be named among Red Herring's Top 100 Private Companies in the World in 2001. From 1994 to 1998, he served as Senior Vice President of Sales for Hitachi PC. In 2001, Mr. Angelopoulos was named one of the ten most influential executives in the past ten years by Animation Magazine.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibit 10.1 Executive Employment Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form SB-2 filed on May 30, 2006.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (Registrant)

Date: June 19, 2006	By:	/s/ Fred Angelopoulos

FRED ANGELOPOULOS Chief Executive Officer